Exhibit 4.2

[FORM OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.: 320867 AB0

ISIN No.: US320867AB01

FIRST MIDWEST BANCORP, INC.

No. 1	$115,000,000

5.875% NOTE DUE 2016

FIRST MIDWEST BANCORP, INC., a Delaware corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $115,000,000 on November 22, 2016.

Interest Payment Dates: May 22 and November 22, commencing May 22, 2012.

Regular Record Dates: May 7 and November 7.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Dated: November 22, 2011

FIRST MIDWEST BANCORP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

FIRST MIDWEST BANCORP, INC.

5.875% NOTE DUE 2016

1. Interest. FIRST MIDWEST BANCORP, INC., a Delaware corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 5.875% per annum (as it may be adjusted from time to time as set forth in Section 6, the “Interest Rate”). Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 22, 2011 to but excluding the next succeeding Interest Payment Date. Interest shall be payable in arrears on May 22 and November 22 of each year, commencing May 22, 2012. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes. If an Interest Payment Date falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on that Interest Payment Date, and interest will not accrue on the amount so payable for the period from and after the Interest Payment Date.

2. Method of Payment. The Company will pay interest hereon (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the May 7 and November 7 immediately preceding the interest payment date (whether or not a Business Day). Holders do not have to surrender Notes to a Paying Agent to collect principal or interest payments. The Company will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company will pay, or cause to be paid by the Paying Agent, all principal and interest on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4. Indenture. This Note is one of the series designated on the face hereof. This Note is one of a duly authorized issue of securities of the Company issued and to be issued in one or more series under an Indenture, dated as of November 22, 2011, between the Company and the Trustee (the “Indenture”). The Company may issue additional Notes from time to time without the consent of the Holders. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5. Optional Redemption; Sinking Fund. The Notes are not subject to redemption, in whole or in part, at the option of the Company. The Notes are not subject to any sinking fund.

6. Interest Rate Adjustment. The Interest Rate will be subject to adjustment from time to time if a Rating Agency downgrades (or subsequently upgrades) the rating on the Notes, as set forth in this Section 6.

(a) If any Rating Agency decreases the rating on the Notes to a rating set forth in the table below with respect to that Rating Agency, the Interest Rate will increase from 5.875% by the percentage set forth opposite that rating, applied separately for each Rating Agency; provided, however, that for purposes of this Section 6, only the two lowest of the rating levels of Moody’s, S&P and Fitch in effect immediately following any such downgrade shall be taken into account in determining such adjustment (and for the avoidance of doubt, in no event shall adjustments be made at any time with regard to more than two Rating Agencies):

Moody’s	Percentage Point Increase	S&P	Percentage Point Increase	Fitch	Percentage Point Increase
Ba1	0.25	BB+	0.25	BB+	0.25
Ba2	0.50	BB	0.50	BB	0.50
Ba3	0.75	BB-	0.75	BB-	0.75
B1 or below	1.00	B+ or below	1.00	B+ or below	1.00

(b) If at any time the Interest Rate has been adjusted upward as a result of a decrease in a rating by a Rating Agency, and that Rating Agency subsequently increases its rating on the Notes to any of the ratings set forth in the table above, the Interest Rate shall be decreased such that the Interest Rate equals 5.875% plus the sum of the percentage points set forth opposite the two lowest of the rating levels of Moody’s, S&P and Fitch in effect immediately following the increase in the table above. In no event shall the Interest Rate be reduced below 5.875% or increased above 7.875% by operation of this Section 6.

(c) No adjustment in the Interest Rate shall be made solely as a result of a Rating Agency ceasing to provide a rating on the Notes. For so long as only one Rating Agency provides a rating on the Notes, any subsequent increase or decrease in the Interest Rate caused by a decrease or increase in the rating by that Rating Agency shall be twice the applicable percentage points set forth in the table above with respect to that Rating Agency. If all of Moody’s, S&P and Fitch cease to provide a rating on the Notes, the Interest Rate will increase to, or remain at, as the case may be, 2.00 percentage points above the Interest Rate payable on the Notes on the date of their issuance.

(d) Any Interest Rate increase or decrease pursuant to this Section 6 will take effect from the first day of the Interest Period during which a change in the rating on the Notes requiring an adjustment in the Interest Rate occurs; provided, that a change in the rating on the Notes will be deemed to occur when first published by the applicable Rating Agency. If any Rating Agency changes its rating on the Notes more than once during any particular Interest Period, the last such change to occur will control in the event of a conflict.

(e) The Trustee shall have no obligation to monitor whether any change in Interest Rate is required. The Company will notify the Trustee within three Business Days of becoming aware of any change in Interest Rate.

(f) The Interest Rate will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any Rating Agency or any Rating Agency ceasing to provide a rating for the Notes) if the Notes become rated A3, A- or A- or higher by any two of Moody’s, S&P and Fitch, respectively (or one of these ratings if only rated by one Rating Agency).

(g) The following terms are defined as set forth below:

“Fitch” means Fitch Ratings. The term Fitch shall include any successor rating agency and references to specific ratings shall include the equivalent ratings of any successor rating system, in each case as certified by a resolution of the Board of Directors of the Company in its sole discretion.

“Interest Period” shall mean the period from and including an Interest Payment Date (or, for the period prior to the first Interest Payment Date, from and including November 22, 2011) to and excluding the next succeeding Interest Payment Date.

“Moody’s” means Moody’s Investors Service, Inc. The term “Moody’s” shall include any successor rating agency and references to specific ratings shall include the equivalent ratings of any successor rating system, in each case as certified by a resolution of the Board of Directors of the Company in its sole discretion.

“Rating Agency” means each of Fitch, Moody’s and S&P.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. The term “S&P” shall include any successor rating agency and references to specific ratings shall include the equivalent ratings of any successor rating system, in each case as certified by a resolution of the Board of Directors of the Company in its sole discretion.

7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

8. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

10. Amendment, Supplement, Waiver, Etc. The Company and the Trustee may, without the consent of the Holders of any outstanding Notes, enter into one or more supplemental indentures to amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, providing for the assumption by a successor to the Company of its covenants under the Indenture and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

11. Successor Corporation. When a successor corporation assumes all the covenants of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Eight of the Indenture, the predecessor corporation will, except as provided in Article Eight of the Indenture, be released from those obligations.

12. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power, provided, that the Trustee will be entitled to refuse to follow any such direction that conflicts with law or the Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders.

13. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes.

15. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption.

16. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

17. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee and the Company agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

If to the Company:

First Midwest Bancorp, Inc.

One Pierce Place

Suite 1500

Itasca, Illinois 60143

Attn: General Counsel

Fax: (630) 875-7585

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn: Glen T. Schleyer

Tel: (212) 558-4000

Fax: (212) 558-3588

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.